Exhibit 10.1

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKWAY PROPERTIES LP

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

February 27, 2013

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKWAY PROPERTIES LP

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PARKWAY PROPERTIES LP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of February 27, 2013, is entered into by and among Parkway Properties Inc., a Maryland corporation (the “Company”), Parkway Properties General Partners Inc. (“PPGP”), a Delaware corporation, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the limited partnership was formed pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware by filing a certificate of limited partnership on January 6, 1997;

WHEREAS, the Agreement of Limited Partnership of Parkway Properties LP was executed on January 3, 1997 with PPGP as the original general partner and the Company as the original Limited Partner and was amended and restated on July 1, 1998;

WHEREAS, the undersigned Partners (as hereinafter defined) now desire to amend and restate the Agreement of Limited Partnership of Parkway Properties LP in its entirety (other than as provided in Section 6.3(a)(iv) hereof);

NOW, THEREFORE, BE IT RESOLVED, that for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1	DEFINITIONS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“ACT” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“ADDITIONAL FUNDS” shall have the meaning set forth in Section 4.3(a).

“ADDITIONAL LIMITED PARTNER” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“ADJUSTED CAPITAL ACCOUNT DEFICIT” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) decrease such deficit by any amounts which such Partner is obligated, or is treated as obligated, to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

(b) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“ADJUSTMENT DATE” means, with respect to any Capital Contribution, the close of business on the Business Day last preceding the date of the Capital Contribution, PROVIDED THAT, if such Capital Contribution is being made by the Company in respect of the proceeds from the issuance of REIT Shares (or the issuance of the Company’s securities exercisable for, convertible into or exchangeable for REIT Shares), then the Adjustment Date shall be as of the close of business on the Business Day last preceding the date of the issuance of such securities.

“ADJUSTMENT EVENT” has the meaning set forth in Section 16.3.

“AFFILIATE” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

“AGENT” shall have the meaning set forth in Section 7.7(a).

“AGREED VALUE” means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

“AGREEMENT” means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“APPRAISAL” means, with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“ASSIGNEE” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“AVAILABLE CASH” means, with respect to any period for which such calculation is being made,

(a) the sum of:

(i) the Partnership’s Net Income or Net Loss (as the case may be) for such period,

(ii) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

(iii) the amount of any reduction in reserves of the Partnership referred to in clause (b)(i) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(iv) the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

(v) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(b) less the sum of:

(i) all principal debt payments made during such period by the Partnership,

(ii) capital expenditures made by the Partnership during such period,

(iii) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (i) or (ii),

(iv) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

(v) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

(vi) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

(vii) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves, established, after commencement of the dissolution and liquidation of the Partnership.

“BUSINESS DAY” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“CAPITAL ACCOUNT” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a) To each Partner’s Capital Account there shall be added such Partner’s Capital Contributions, such Partner’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

(b) From each Partner’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

(c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement (which does not result in a termination of the Partnership for federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, PROVIDED THAT it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of

Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“CAPITAL ACCOUNT LIMITATION” has the meaning set forth in Section 16.9(b).

“CAPITAL CONTRIBUTION” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

“CASH AMOUNT” means, with respect to any Partnership Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such Partnership Units.

“CERTIFICATE” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“CHARTER” means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation on May 17, 1996, as amended or restated from time to time.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law,

“CONSENT” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

“CONSENT OF THE LIMITED PARTNERS” means the Consent of a Majority In Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“CONSENT OF THE PARTNERS” means the Consent of Partners holding Percentage Interests that, in the aggregate are equal to or greater than 66 2/3 % of the aggregate Percentage Interests of all Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion.

“CONSENT OF THE SUPER MAJORITY LIMITED PARTNERS” means the consent of Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner) holding Percentage Interests that, in the aggregate are equal to or greater than 66 2/3 % of the aggregate Percentage Interests of all Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner), which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Limited Partners, in their sole and absolute discretion.

“CONSTITUENT PERSON” has the meaning set forth in Section 16.9(f).

“CONSTRUCTIVELY OWN” means ownership under the constructive ownership rules of Section 856(d)(5) of the Code.

“CONTRIBUTED PROPERTY” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable regulations, deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

“CONVERSION DATE” has the meaning set forth in Section 16.9(b).

“CONVERSION NOTICE” has the meaning set forth in Section 16.9(b).

“CONVERSION RIGHT” has the meaning set forth in Section 16.9(a).

“DEBT” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect to reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“DEEMED PARTNERSHIP INTEREST VALUE” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner’s Percentage Interest of such class.

“DEEMED VALUE OF THE PARTNERSHIP INTERESTS” means, as of any date with respect to any class of Partnership Interests, (i) the total number of shares of capital stock of the Company corresponding to the Percentage Interest of the Company and its Affiliates in such class of Partnership Interests issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Fair Market Value of a share of such capital stock on such date; (ii) DIVIDED BY the Percentage Interest of the Company and its Affiliates in such class of Partnership Interests on such date.

“DEPRECIATION” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“ECONOMIC CAPITAL ACCOUNT BALANCE” means, with respect to a holder of LTIP Units, its (a) Capital Account balance plus (b) the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units.

“EFFECTIVE DATE” means the date upon which contributions set forth on Exhibit A shall become completed.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“FAIR MARKET VALUE” means, with respect to any REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (i) if such shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; PROVIDED THAT, if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount for such shares includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and PROVIDED FURTHER THAT, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the Company, the Fair Market Value of such shares shall be the public offering price per share of such class of capital stock sold.

“FORCED CONVERSION” has the meaning set forth in Section 16.9(c).

“FORCED CONVERSION NOTICE” has the meaning set forth in Section 16.9(c).

“FUNDING DEBT’ means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“GENERAL PARTNER” means Parkway Properties General Partners, Inc. or its successors as general partner of the Partnership.

“GENERAL PARTNER INTEREST” means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

“GENERAL PARTNER LOAN” shall have the meaning set forth in Section 4.3(b).

“GENERAL PARTNER PAYMENT” shall have the meaning set forth in Section 15.11.

“GROSS ASSET VALUE” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time); PROVIDED THAT, if the contributing Partner is the General Partner then, except with respect to the General Partner’s initial Capital Contribution which shall be determined as set forth on Exhibit A, or capital contributions of cash, REIT Shares or other shares of capital stock of the General Partner, the determination of the fair market value of the contributed asset shall be determined by the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership.

(b) Immediately prior to the occurrence of any event listed below, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, PROVIDED, HOWEVER, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner:

(i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit), if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset (taking Section 7701(g) of the Code into account), without reduction for liabilities, on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(f) If any unvested LTIP Units are forfeited, as described in Section 16.2(b), upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units.

“HOLDER” means either the Partner or Assignee owning a Partnership Unit.

“IMMEDIATE FAMILY” means, with respect to any natural Person, such natural Person’s estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s current spouse, parents, parents-in-law, children, siblings or grandchildren.

“INCAPACITY” or “INCAPACITATED” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within 90 days after the expiration of any such stay.

“INDEMNITEE” means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, a proceeding by reason of his or her status as (A) the General Partner or (B) a director or officer of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“INDEPENDENT TRUST MANAGER” means a member of the General Partner’s or the Company’s Board of Directors who is not an officer of the General Partner or the Company.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“LIMITED PARTNER” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“LIMITED PARTNERSHIP INTEREST” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

“LIQUIDATING EVENTS” shall have the meaning set forth in Section 13.1.

“LIQUIDATING GAINS” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1.1 of this Agreement.

“LIQUIDATOR.” shall have the meaning set forth in Section 13.2(a).

“LTIP UNIT DISTRIBUTION PARTICIPATION DATE” has the meaning set forth in Section 16.4(a).

“LTIP UNIT LIMITED PARTNER” means any Partner holding LTIP Units.

“LTIP UNITS” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein and in the Plan. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Delaware law.

“MAJORITY IN INTEREST OF THE LIMITED PARTNERS” means Limited Partners (other than the General Partner and any Limited Partner 50 % or more of whose equity is owned, directly or indirectly, by the General Partner) holding Percentage Interests that in the aggregate are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner).

“MAJORITY OF REMAINING PARTNERS” means Partners other than the General Partner owning (i) greater than fifty percent (50%) of the profits interests in the Partnership held by all Partners other than the General Partner, determined and allocated based on any reasonable estimate of profits from the relevant date to the projected termination of the Partnership and taking into account present and future allocations of profits under this Agreement as it is in effect on the relevant date, and (ii) greater than fifty percent (50%) of the capital interests in the Partnership, determined as of the relevant date under this Agreement, owned by all the Partners other than the General Partner.

“NET INCOME” or “NET LOSS” means, for each fiscal year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

(f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“NEW SECURITIES” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the Company, excluding grants under any Stock Plan, or (ii) any Debt issued by the Company that provides any of the rights described in clause (i).

“NONRECOURSE DEDUCTIONS” shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“NONRECOURSE LIABILITY” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

“NOTICE OF REDEMPTION” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“PARTNER” means a General Partner or a Limited Partner, and “PARTNERS” means the General Partner and the Limited Partners.

“PARTNER MINIMUM GAIN” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“PARTNER NONRECOURSE DEBT” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“PARTNER NONRECOURSE DEDUCTIONS” shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“PARTNERSHIP” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“PARTNERSHIP COMMON UNIT” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3 hereof, but does not include any Partnership Preferred Unit, LTIP Unit or any other Partnership Unit specified as being other than a Partnership Common Unit.

“PARTNERSHIP INTEREST” means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes of Partnership Interests as provided in Section 4.2(a). A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class.

“PARTNERSHIP MINIMUM GAIN” shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum. Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“PARTNERSHIP PREFERRED UNIT” means a fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2(a) or 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“PARTNERSHIP RECORD DATE” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“PARTNERSHIP UNIT” means, a Partnership Common Unit, a Partnership Preferred Unit, an LTIP Unit or with respect to any other class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1, 4.2 and 4.3. The ownership of Partnership Units may be evidenced by a certificate for units substantially as the General Partner may determine with respect to any class of Partnership Units issued from time to time under Sections 4.1, 4.2 and 4.3. “PARTNERSHIP YEAR” means the fiscal year of the Partnership, which shall be the calendar year.

“PERCENTAGE INTEREST” means, as to a Partner holding a class of Partnership Interests, its interest in the Partnership as determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class of Partnership Interest, the interest in the Partnership among the classes of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes of Partnership Interest, if any, as contemplated by Section 4.2(a) hereof.

“PERSON” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“PLAN” means the Parkway Properties, Inc. and Parkway Properties LP 2013 Omnibus Equity Incentive Plan.

“PLEDGE” shall have the meaning set forth in Section 11.3(a).

“PROPERTIES” means such interests in real property and personal property including, without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments, as the Partnership may hold from time to time.

“PROPOSED SECTION 83 SAFE HARBOR REGULATIONS” has the meaning set forth in Section 16.11.

“QUALIFIED REIT SUBSIDIARY” means any Subsidiary of the Company that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“QUALIFIED TRANSFEREE” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“REDEMPTION” shall have the meaning set forth in Section 8.6(a).

“REGULATIONS” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REGULATORY ALLOCATIONS” shall have the meaning set forth in Section 6.3(a)(vii) of this Agreement.

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT REQUIREMENTS” shall have the meaning set forth in Section 5.1.

“REIT SHARE” means a share of common stock of the Company.

“REIT SHARES AMOUNT” means, as of any date, (i) with respect to Tendered Units, an aggregate number of REIT Shares equal to the number of such Tendered Units, as adjusted pursuant to Section 8.6(h) (in the event the Company acquires material assets, other than on behalf of the Partnership) and for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets received by the Company pursuant to a distribution by the Partnership other than a pro rata distribution to all Partners based on their respective Percentage Interests, and (ii) with respect to Partnership Units in any other context, the amount of REIT Shares determined in accordance with clause (i) assuming for such purpose that all such Partnership Units are Tendered Units.

“SECTION 83 SAFE HARBOR” has the meaning set forth in Section 16.11.

“SECURITIES ACT” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“SECURITIES EXCHANGE ACT” means the Securities Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“SPECIFIED REDEMPTION DATE” means the day of receipt by the General Partner of a Notice of Redemption.

“STOCK PLAN” means any stock incentive, stock option, stock ownership or employee benefits plan of the Company.

“SUBSIDIARY” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“SUBSIDIARY PARTNERSHIP” means any partnership that is a Subsidiary of the Partnership.

“SUBSTITUTE GENERAL PARTNER” means a Person who is admitted as a successor General Partner to the Partnership pursuant to Section 11.2(a).

“SUBSTITUTED LIMITED PARTNER” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“TAX ITEMS” shall have the meaning set forth in Section 6.4(a).

“TENANT” means any tenant from which the Company derives rent either directly or indirectly through partnerships, including the Partnership.

“TENDERED UNITS” shall have the meaning set forth in Section 8.6(a).

“TENDERING PARTNER” shall have the meaning set forth in Section 8.6(a).

“TERMINATING CAPITAL TRANSACTION” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“TRANSACTION” has the meaning set forth in Section 16.9(f).

“UNVESTED LTIP UNITS” has the meaning set forth in Section 16.2(a).

“VESTED LTIP UNITS” has the meaning set forth in Section 16.2(a).

“VESTING AGREEMENT” has the meaning set forth in Section 16.2(a).

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1	ORGANIZATION

The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2	NAME

The name of the Partnership is Parkway Properties LP. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3	RESIDENT AGENT; PRINCIPAL OFFICE

The name and address of the resident agent of the Partnership in the State of Delaware shall be United Corporate Services, Inc., 15 Corporation Trust Center, 1209 Charge Street, Wilmington, New Castle County, Delaware 19801 or such other person as the General Partner may select in its sole discretion. The registered office of the Partnership in the State of Delaware shall be United Corporate Services, Inc. at such address or such other location as the General Partner may select in its sole discretion. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4	POWER OF ATTORNEY

(a) Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General. Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney and in accordance with the provisions of this Agreement. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within 15 days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5	TERM

The term of the Partnership commenced on January 6, 1997 and shall continue until December 31, 2057 unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3

PURPOSE

Section 3.1	PURPOSE AND BUSINESS

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT for federal income tax purposes, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company’s right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the Company’s current status as a REIT inures to the benefit of all the Partners and not solely the Company.

Section 3.2	POWERS

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and manage, lease, sell, transfer and dispose of real property; PROVIDED, HOWEVER, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT, (ii) could subject the Company to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless any such action (or inaction) under (i), (ii) or (iii) shall have been specifically consented to by the Company in writing.

Section 3.3	PARTNERSHIP ONLY FOR PURPOSES SPECIFIED

The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4	REPRESENTATIONS AND WARRANTIES BY THE PARTIES

(a) Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has, in the case of any Person other than an individual, the power and authority, and in the case of an individual, the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is neither a “foreign person” within the meaning of Section 1445(f) of the Code nor a “foreign partner” within the meaning of Section 1446(e) of the Code, and (iv) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

(b) Each Partner that is not an individual represents and warrants to each other Partner that (i) it has the requisite corporate or other power and authority to enter into this Agreement, (ii) its execution and delivery of this Agreement, and performance of all transactions contemplated by this Agreement to be performed by it, have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (iii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter, by-laws or other organizational documents, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iv) such Partner is neither a “foreign person” within the meaning of Section 1445(f) of the Code nor a “foreign partner” within the meaning of Section 1446(e) of the Code, and (v) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

(c) Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

(d) Each Partner further represents, warrants and agrees as follows:

(i) Except as provided in Exhibit C, it does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant, and (b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant; PROVIDED, HOWEVER, that so long as there are fewer than 20 Partners, each partner may own or Constructively Own (x) with respect to any Tenant that is a corporation, stock of such Tenant possessing up to, but not more than, one-half of one percent (0.5%) of the total combined voting power of all classes of stock entitled to vote and one-half of one percent (0.5%) of the total number of shares of all classes of stock of such Tenant and (y) with respect to any Tenant that is not a corporation, interests in such Tenant representing up to, but not more than, one-half of one percent (0.5%) of the assets and one-half of one percent (0.5%) of the net profits of such Tenant, so long as such actual or Constructive Ownership otherwise permitted under clause (x) or (y) would not cause the General Partner to receive amounts described in Section 856(d)(2)(B) of the Code.

(ii) Except as provided in Exhibit D, it does not, and agrees that it will not without the prior written consent of the General Partner, actually own or Constructively Own, any stock in the Company, other than any REIT Shares or other shares of capital stock of the Company such Partner may acquire (a) as a result of an exchange of Tendered Units pursuant to Section 8.6 or (b) upon the exercise of options granted or delivery of REIT Shares pursuant to any Stock Plan, or (c) in open market transactions, in each case subject to the ownership limitations set forth in the Charter.

(iii) Upon request of the General Partner, it will disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the Company that it actually owns or Constructively Owns.

(iv) It understands that if, for any reason, (a) the representations, warranties or agreements set forth in d(i) or (ii) above are violated, or (b) the Partner’s actual or Constructive ownership of REIT Shares or other shares of capital stock of the Company violates the limitations set forth in the Charter, then (1) some or all of the Redemption rights of the Partners may become non-exercisable, and (2) some or all of the REIT Shares owned by the Partners may be automatically converted to Excess Shares, as provided in the Charter.

(e) The representations and warranties contained in Sections 3.4(a) - 3.4(d) hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution and windup of the Partnership.

(f) Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1	CAPITAL CONTRIBUTIONS OF THE PARTNERS

The Partners confirm that they have made the Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units of the class and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest. Except as required by law or as otherwise provided in Sections 4.3, 4.4 and 10.5, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, the corresponding class of capital stock for any Partnership Units issued shall be REIT Shares.

Section 4.2	ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS

Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

(a) GENERAL. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Units or other Partnership Interests for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner or the Company) or to other persons, and to admit such persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units or other Partnership Interests (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value and (iii) in connection with any merger of any other person into the Partnership. Any additional Partnership Units or other Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person subject to Delaware law and set forth in an amendment to this Agreement. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests; PROVIDED THAT no such additional Partnership Units or other Partnership Interests shall be issued to the Company unless either (a) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the Company pursuant to Section 4.3(e) below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Company in accordance with this Section 4.2(a), (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class or (c) pursuant to Section 4.2(b) or 4.4; PROVIDED FURTHER, that no such additional Partnership Units or Partnership Interests shall be issued if such issuance would cause, or in the opinion of counsel selected by the General Partner, could cause (i) the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); and (ii) any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor. In the event that the Partnership issues additional Partnership Units or Partnership Interests pursuant to this Section 4.2(a), the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2(b), and Section 8.6) as it determines are necessary to reflect the issuance of such additional Partnership Units or Partnership Interests.

(b) ISSUANCE OF LTIP UNITS. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more series of LTIP Units, LTIP Units shall be have the terms set forth in Article 16.

Section 4.3	ADDITIONAL FUNDING AND CAPITAL CONTRIBUTIONS

(a) GENERAL. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest.

(b) GENERAL PARTNER LOANS. The General Partner or an Affiliate may enter into a Funding Debt, including, without limitation, a Funding Debt that is convertible into REIT shares, and lend the Additional Funds to the Partnership (a “General Partner Loan”). If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and will be on comparable terms and conditions, including principal amount, interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt.

(c) ADDITIONAL CAPITAL CONTRIBUTIONS. The General Partner, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions, including, without limitation, the issuance of Partnership Units for interests in real property. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner or the Company) or other persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests (as set forth in Section 4.2 above) in consideration therefor.

(d) ISSUANCE OF REIT SHARES OR OTHER SECURITIES BY THE COMPANY. Except as contemplated by Section 4.4, the Company shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any stock split) of REIT Shares to all of its stockholders), other shares of capital stock of the Company or New Securities unless the Company shall make a Capital Contribution of the net proceeds from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be. The Company’s Capital Account shall be increased by the amount of cash so contributed.

(e) PERCENTAGE INTEREST ADJUSTMENTS IN THE CASE OF CAPITAL CONTRIBUTIONS FOR PARTNERSHIP UNITS. Upon the acceptance of additional Capital Contributions in exchange for Partnership Units, the Percentage Interest related to such Partnership Units shall be equal to a fraction, the numerator of which is equal to the amount of cash and the Agreed Value of the Property contributed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an “Adjustment Date”) and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such class of Partnership Interests. The Percentage Interest of each other Partner holding Partnership Interests of such class not making a full pro rata Capital Contribution shall be adjusted to equal a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner of such class (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the amount of additional Capital Contributions made by such Partner to the Partnership in respect of such class of Partnership Interests as of such Adjustment Date, and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class (computed as of the Business Day immediately preceding the Adjustment Date), and (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such class. Notwithstanding the foregoing, solely for purposes of calculating a Partner’s Percentage Interest pursuant to this Section 4.3(e), cash Capital. Contributions by the Company will be deemed to equal the cash contributed by the Company plus, in the case of cash contributions funded by an offering of any capital stock of the Company, the offering costs attributable to the cash contributed to the Partnership.

Section 4.4	STOCK PLAN

If at any time or from time to time the Company sells or issues REIT Shares pursuant to any Stock Plan, the Company shall contribute any proceeds therefrom to the Partnership as an additional Capital Contribution and shall receive an amount of additional Partnership Units equal to the number of REIT Shares so sold or issued. The Company’s Capital Account shall be increased by the amount of cash so contributed.

Section 4.5	LOANS BY THIRD PARTIES

Subject to Sections 4.2 and 4.3, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate.

Section 4.6	NO THIRD PARTY BENEFICIARY

No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

Section 4.7	OTHER CONTRIBUTION PROVISIONS

In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

ARTICLE 5

DISTRIBUTIONS

Section 5.1	REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

The General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership to the Partners who are Partners as of any Partnership Record Date, (1) first, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date), and, (2) second, with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and within each such class, pro rata in proportion with the respective Percentage Interests on such Partnership Record Date). Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article 4 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion, and consistent with the qualification of the Company as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Company to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent otherwise determined by the General Partner, avoid any federal income or excise tax liability of the Company. Notwithstanding anything in the forgoing to the contrary, a holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 16 and in making distributions pursuant to this Section 5.1, the General Partner of the Partnership shall take into account the provisions of Section 16.4.

Section 5.2	DISTRIBUTIONS IN KIND

No right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10.

Section 5.3	DISTRIBUTIONS UPON LIQUIDATION

Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4	DISTRIBUTIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS

In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company, or any Additional Limited Partner pursuant to Section 4.2, 4.3(c) or 4.4 hereof, the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

ARTICLE 6

ALLOCATIONS

Section 6.1	TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME AND NET LOSS

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2	GENERAL ALLOCATIONS

(a) IN GENERAL. Except as otherwise provided in this Article 6 hereof, Net Income and Net Loss for any Partnership Year shall be allocated to each of the holders of Partnership Units as follows:

(i) NET INCOME.

A. First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to Section 6.2(a)(ii)(C) for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this clause (A) for all prior Partnership Years;

B. Second, 100% to each such holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such holder pursuant to Section 6.2(a)(ii)(B) for all prior Partnership Years minus the cumulative Net Income allocated to such holder pursuant to this clause (B) for all prior Partnership Years; and

C. Third, 100% to the holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units

(ii) NET LOSS.

A. First, 100% to the holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership

Common Units (to the extent consistent with this clause (A)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of all such holders is zero;

B. Second, 100% to the holders (other than the General Partner) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

C. Third, 100% to the General Partner.

(b) ALLOCATIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company, or any Additional Limited Partner pursuant to Section 4.2, 4.3 or 4.4 hereof, the General Partner shall make such revisions to this Section 6.2 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests.

Section 6.3	ADDITIONAL ALLOCATION PROVISIONS

Notwithstanding the foregoing provisions of this Article 6:

(a) SPECIAL ALLOCATIONS

(i) LTIP UNITS SPECIAL ALLOCATIONS. After giving effect to the special allocations set forth in Section 6.3(b) hereof, and notwithstanding the provisions of Section 6.2(a) above, any Liquidating Gains shall first be allocated to holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. Any such allocations shall be made among the holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.3(a)(i). The parties agree that the intent of this Section 6.3(a)(i) is to make the Capital Account balances of the holders of LTIP Units with respect to their LTIP Units economically equivalent to the Capital Account balance of the General Partner with respect to its Partnership Common Units. In the event that Liquidating Gains are allocated under this Section 6.3(a)(i), Net Income allocable under Section 6.2(a)(i) and any Net Losses allocable under Section 6.2(a)(i)(ii) shall be recomputed without regard to the Liquidating Gains so allocated.

(ii) FORFEITURE ALLOCATIONS. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

(iii) LTIP UNITS. For purposes of the allocations set forth in Section 6.3, including Section 6.3(b), each issued and outstanding LTIP Unit will be treated as one outstanding Partnership Common Unit.

(iv) EFFECTIVENESS. After giving effect to the special allocations set forth in Section 6.3(b) hereof, and notwithstanding the provisions of Section 6.2(a) above or the other provisions of this Section 6.3(a), for any Partner entitled to Consent to the amendments made to this Agreement in connection with the amendment and restatement of this Agreement, dated as of February 27, 2013, who did not so Consent, any allocations of Net Income and Net Loss to such Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner if such amendments to this Agreement had not been made.

(b) REGULATORY ALLOCATIONS.

(i) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 of the Agreement, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3(a)(i).

(ii) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2 of the Agreement, or any other provision of this Article 6 (except Section 6.3(a)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-20)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3(a)(ii).

(iii) NONRECOURSE DEDUCTIONS AND PARTNER NONRECOURSE DEDUCTIONS. Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partners in accordance with their Percentage Interests. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(1),

(iv) QUALIFIED INCOME OFFSET. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible provided that an allocation pursuant to this Section 6.3(a)(iv) shall be made if and only to the extent that such Partner would have an Adjusted Capital. Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(a)(iv) were not in the Agreement. It is intended that this Section 6.3(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.3(a)(iv).

(v) GROSS INCOME ALLOCATION. In the event any Partner has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (1) the amount (if any) such Partner is obligated to restore to the Partnership, and (2) the amount such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, PROVIDED THAT an allocation pursuant to this Section 6.3(a)(v) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(a)(v) and Section 6.3(a)(iv) were not in the Agreement.

(vi) LIMITATION ON ALLOCATION OF NET LOSS. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Net Loss shall be reallocated among the other Partners in accordance with their respective Percentage Interests, subject to the limitations of this Section 6.3(a)(vi).

(vii) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) CURATIVE ALLOCATION. The allocations set forth in Sections 6.3(a)(i), (ii), (iii), (iv), (v), (vi), and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

Section 6.4	TAX ALLOCATIONS

(a) IN GENERAL. Except as otherwise provided in this Section 6.4, for income tax purposes each item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

(b) ALLOCATIONS RESPECTING SECTION 704(C) REVALUATIONS. Notwithstanding Section 6.4(a), Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation pursuant to Section 4.1, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional without curative allocations method” of Regulations Section 1.704-3. With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 1 of this Agreement), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g) using any method approved under 704(c) of the Code and the applicable regulations as chosen by the General Partner.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1	MANAGEMENT

(a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a General Partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as the Company has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the Company to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(iv) the mortgage, pledge, encumbrance or hypothecation of all or any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner, the Company, or the Partnership, the lending of funds to other Persons (including, without limitation, the General. Partner or the Company (if necessary to permit the financing or capitalization of a subsidiary of the General Partner, the Company, or the Partnership) or any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, the Company, any of its Subsidiaries and any other Person in which it has an equity investment;

(v) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General. Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement;

(vi) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(vii) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); PROVIDED THAT, as long as the Company has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the Company to fail to qualify as a REIT;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xi) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

(xii) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, PROVIDED THAT such methods are otherwise consistent with requirements of this Agreement;

(xiii) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(xiv) holding, managing, investing and reinvesting cash and other assets of the Partnership;

(xv) the collection and receipt of revenues and income of the Partnership;

(xvi) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xvii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

(xix) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

(b) Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

(c) At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

(d) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(e) Other than as set forth in the following sentence, and subject to Section 11.2(d), in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner or the Company) of any action taken by it. The General Partner, on behalf of the Partnership, shall use commercially reasonable efforts to cooperate with the Limited Partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of Debt, or any sale, exchange or any other disposition of assets, of the Partnership, including, without limitation, amending this Agreement to provide obligations on the part of any affected Partner to restore deficit balances in their Capital Accounts as of the time of liquidation of the Partnership and to maintain a corresponding level of recourse debt to match such obligations or maintaining a level of non-recourse debt that can be allocated to, and included in the Partnership tax basis of, such Partners, pursuant to the regulations under Section 752 of the Code. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

(f) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section 7.2	CERTIFICATE OF LIMITED PARTNERSHIP

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(i) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, any other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3	RESTRICTIONS ON GENERAL PARTNER’S AUTHORITY

(a) The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

(i) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

(iii) admit a Person as a Partner, except as otherwise provided in this Agreement; or

(iv) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

(b) The General Partner shall not, without the prior Consent of the Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such actions:

(i) except as provided in Section 7.3(e), amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of partners pursuant to Article 12 hereof;

(ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or substantially all of the assets of the Partnership;

(iii) institute any proceeding for bankruptcy on behalf of the Partnership; or

(iv) confess a judgment against the Partnership.

(c) The General Partner shall not, without the prior Consent of the Super Majority Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such actions:

(i) approve or acquiesce to the transfer of the Partnership Interest of the General Partner to any Person other than the Partnership or an Affiliate of the General Partner; or

(ii) admit into the Partnership any Additional or Substitute General Partners, other than Affiliates of the General Partner.

(d) Notwithstanding Sections 7.3(b), and 7.3(c) hereof, the General Partner shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the issuance of additional Partnership Interests pursuant to Section 4.2, 4.3(c) or 4.4 or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(iii) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to reflect such changes as are reasonably necessary for the Company to maintain status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

(vi) to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3(d) is taken.

(e) Notwithstanding Sections 7.3(b), 7.3(c) and 7.3(d) hereof, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2(a)(i), or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2, 4.3 and Section 7.3(d)(iii) hereof), (iv) materially alter or modify the rights to a Redemption or the REIT Shares Amount as set forth in Section 8.6, and related definitions hereof or (v) amend this Section 7.3(e). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. In addition, notwithstanding Sections 7.3(b), 7.3(c) and 7.3(e) hereof, Section 11.2 of this Agreement shall not be amended, and no action in contravention of Section 11.2 hereof shall be taken, without the Consent of the Limited Partners. This Section 7.3(e) does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

Section 7.4	REIMBURSEMENT OF THE GENERAL PARTNER

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b) Subject to Section 15.11, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership of interests in and operation of, or for the benefit of, the Partnership. The General Partner shall not, however, be reimbursed for expenses it incurs relating to the organization of the Partnership or any public offerings of REIT Shares, other shares of capital stock or Funding Debt by the General Partner, but shall be reimbursed for expenses it incurs with respect to any other issuance of additional Partnership Interests pursuant to the provisions hereof. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

(c) If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5	CONTRACTS WITH AFFILIATES

(a) The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit or favor of any Person.

(b) Except as provided in Section 7.5(a), the Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General. Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to it Partnership Units corresponding to REIT Shares issued by the Company pursuant to any Stock Plan or any similar or successor plan and to repurchase such Partnership Units from the Company to the extent necessary to permit the General Partner to repurchase such REIT Shares in accordance with such plan.

(d) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.6	INDEMNIFICATION

(a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, including, without limitation, reasonable attorneys’ fees and expenses, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Except as otherwise specifically provided in writing to the contrary, without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.6(a) with respect to subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership.

(b) Reasonable expenses incurred by an Indemnitee in connection with any proceeding which are otherwise indemnifiable under this Section 7.6 may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (1) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.6 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) If and to the extent any reimbursements to the General Partner pursuant to this Section 7.6 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

(j) Any indemnification hereunder is subject to, and limited by, the provisions of Section 17-108 of the Act.

(k) In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expenses as a result of or in connection with any Partner’s personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership Interest of such Partner may be charged therefor. The liability of a Partner under this Section 7.6(k) shall not be limited to such Partner’s Partnership Interest, but shall be enforceable against such Partner personally.

Section 7.7	LIABILITY OF THE GENERAL PARTNER

(a) Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any director, officer, employee or agent of the Partnership or the General Partner (each, an “Agent”) shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if such Person acted in good faith.

(b) The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Company’s stockholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the Company’s stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable to the Partnership or to any Limited Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, PROVIDED THAT the General Partner has acted in good faith.

(c) Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its Agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such Agent appointed by it in good faith.

(d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s or any Agent’s liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8	OTHER MATTERS CONCERNING THE GENERAL PARTNER

(a) The General Partner and any Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner and any Agent may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner or Agent reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

(d) Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to avoid the Company incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.9	TITLE TO PARTNERSHIP ASSETS

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be deemed held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.10	RELIANCE BY THIRD PARTIES

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1	MUTATION OF LIABILITY

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section 8.2	MANAGEMENT OF BUSINESS

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner (other than a Limited Partner), agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner (other than a Limited Partner), agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3	OUTSIDE ACTIVITIES OF LIMITED PARTNERS

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary thereof, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures, or the income or profits derived therefrom, of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefitting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such other Person.

Section 8.4	RETURN OF CAPITAL

Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly set forth in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

Section 8.5	RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

(a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Partnership’s expense:

(i) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act, and each communication sent to the stockholders of the Company;

(ii) to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(iii) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(iv) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

(b) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.6	REDEMPTION RIGHTS

(a) Each Limited Partner shall have the right (subject to the terms and conditions set forth herein), but not the obligation, to require the Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner (such Partnership Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”); provided that the terms of such Partnership Units do not provide that such Partnership Units are not entitled to a right of Redemption. Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the holders of such Partnership Units, all Partnership Units shall be entitled to a right of Redemption hereunder. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner and the Company, by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be delivered as a certified check payable to the Tendering Partner within 10 days of the Specified Redemption Date in accordance with the instructions set forth in the Notice of Redemption.

(b) Notwithstanding Section 8.6(a) above, if a Limited Partner has delivered to the General Partner a Notice of Redemption, then the Company may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter), elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the Company so elects, the Tendering Partner shall sell the Tendered Units to the Company in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The Company shall promptly give the General Partner and the Tendering Partner written notice of its election, and the Tendering Partner may elect by written notice to the Partnership to withdraw its redemption request at any time prior to the acceptance of the Cash Amount or REIT Shares Amount by such Tendering Partner.

(c) The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the Company, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. The REIT Shares Amount shall be registered in the name and otherwise delivered as set forth in the Notice of Redemption. Notwithstanding any delay in such delivery (but subject to Section 8.6(e)), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. Each Limited Partner further agrees that it shall enter into such documentation with respect to a Redemption for cash or an exchange for REIT Shares as the Partnership, the Company, or the General Partner shall reasonably request.

(d) Each Limited Partner covenants and agrees with the General Partner and the Company, as the case may be, that all Tendered Units shall be delivered to the General Partner or the Company free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner and the Company shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner or the Company (or the designee), such Limited Partner shall assume and pay such transfer tax.

(e) Notwithstanding the provisions of Section 8.6(a), 8.6(b), 8.6(c) or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date would cause such Partner or another Person, or, based on the advice of counsel selected by the General Partner, may cause such Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.6(e), it shall be null and void AB INITIO and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

(f) Notwithstanding anything herein to the contrary (but subject to Section 8.6(e)), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6:

(i) All Partnership Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number and class of Partnership Units.

(ii) All Partnership Units acquired by the Company shall maintain their status as Limited Partnership Interests of the same number and class as the Partnership Units so acquired.

(iii) Without the consent of the General Partner, each Limited Partner may not effect a Redemption for less than 500 Partnership Units or, if the Limited Partner holds less than 500 Partnership Units, all of the Partnership Units held by such Limited Partner.

(iv) Without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Company for a distribution to its stockholders of some or all of its portion of such distribution.

(v) The consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Redino Antitrust Improvements Act of 1976, as amended.

(vi) Each Tendering Partner shall continue to own all Partnership Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Partnership Units for all purposes of this Agreement, until such Partnership Units are transferred to the General Partner or the Company, as the case may be, and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the Company with respect to such Tendering Partner’s Partnership Units.

(g) In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.2 or 4.3(c) hereof, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

(h) If, at any time, the General Partner acquires material assets (other than on behalf of the Partnership) the definition of “REIT Shares Amount” shall be adjusted, as reasonably agreed to by the General Partner and a Majority in Interest of the Limited Partners, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit.

(i) The Partnership shall notify each Limited Partner in writing of any adjustment made in the calculation of the REIT Shares Amount within 10 Business Days of the date such change becomes effective.

SECTION 8.7	PARTNERSHIP RIGHT TO CALL PARTNERSHIP INTERESTS.

Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Company) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Partnership Common Units (other than Partnership Common Units held by the General Partner or the Company) by treating any Limited Partner as a Tendering Partner who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Common Units to be specified by the General Partner by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7, the provisions of Sections 8.6(f)(iii) and 8.6(iv) hereof shall not apply, but the remainder of Section 8.6 hereof shall apply, mutatis mutandis.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1	RECORDS AND ACCOUNTING

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 or 8.5(a)(i) hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, PROVIDED THAT the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2	FISCAL YEAR

The fiscal year of the Partnership shall be the calendar year.

Section 9.3	REPORTS

As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

ARTICLE 10

TAX MATTERS

Section 10.1	PREPARATION OF TAX RETURNS

The General Partner shall arrange for the preparation and timely filing of all returns of the Partnership and, to the extent applicable, Subsidiary Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2	TAX ELECTIONS

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3	TAX MATTERS PARTNER

(a) The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners and Assignees; PROVIDED, HOWEVER, that such information is provided to the Partnership by the Limited Partners and Assignees.

(b) The tax matters partner is authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

(c) The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4	ORGANIZATIONAL EXPENSES

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

Section 10.5	WITHHOLDING

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or

(ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions and the holding of a security interest in such Limited Partner’s Partnership Interest). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the WALL STREET JOURNAL, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11

TRANSFERS AND WITHDRAWALS

Section 11.1	TRANSFER

(a) The term “transfer,” when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any portion of its General Partner Interest to another person or by which a Limited Partner purports to assign all or any portion of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any Redemption or exchange for REIT Shares pursuant to Section 8.6. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

Section 11.2	TRANSFER OF GENERAL PARTNER’S PARTNERSHIP INTEREST

(a) The General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Majority in Interest of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion, and only, in the case of a purported transfer of all of the General Partner’s General Partner Interest, upon the appointment and admission of a successor General Partner pursuant to Section 12.1 and 13.1(b). Upon any transfer of all of the General Partner’s General Partner Interest in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Super Majority Limited Partners, in their reasonable discretion. Subject to Section 7.3(c), in the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

(b) Except as otherwise provided in Section 11.2(c), the General Partner shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each, a “Termination Transaction”), unless the Termination Transaction has been approved by a Consent of the Partners and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of the Termination Transaction; PROVIDED THAT, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than thirty-three and one-third percent (33.3%) of the outstanding REIT Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.6) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

(c) Notwithstanding Section 11.2(b), the General Partner may merge, or otherwise combine its assets, with another entity if: (i) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held by such General Partner, are owned directly or indirectly by the

Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2(e) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2(e)) immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2(b) or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2(e)) and the REIT Shares.

(d) In connection with any transaction permitted by Section 11.2(b) or Section 11.2(c) hereof, the General Partner shall use its commercially reasonable efforts to structure such Termination Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Termination Transaction. The sole remedy for a breach by the General Partner of this Section 11.2(d) shall be a claim for damages.

(e) In connection with any transaction permitted by Section 11.2(b) or 11.2(c), the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

Section 11.3	LIMITED PARTNERS’ RIGHTS TO TRANSFER

(a) Any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate of such Limited Partner, another original Limited Partner or to an Immediate Family member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit, and the transfer of such pledged Partnership Interest by the lender to any transferee. Each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i)-(iv) of such proviso without satisfying either of the following conditions):

(i) GENERAL PARTNER RIGHT OF FIRST REFUSAL. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have 10 days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within 10 days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to such third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3, for a period of 90 days, after which such transfer shall again be subject to compliance herewith.

(ii) QUALIFIED TRANSFEREE. Any transfer of a Partnership Interest shall be made only to Qualified Transferees. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter and the representations in Section 3.4(d). Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

(b) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c) The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of such Limited Partner’s Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

(d) Except with the consent of the General Partner, in its sole and absolute discretion, no transfer by a Limited Partner of such Limited Partner’s Partnership Units (including any Redemption or exchange for REIT Shares pursuant to Section 8.6 or any conversion of LTIP Units into Partnership Common Units) may be made to any person if (i) it could result in the Partnership being treated as an association taxable as a corporation, (ii) result in a termination of the Partnership under Code Section 708; (iii) it could such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; (iv) it could result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or (v) based on the advice of counsel to the Partnership or the General Partner, it could adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Code Section 857 or Code Section 4981.

(e) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; PROVIDED THAT, as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(f) In addition to any other restrictions on transfer contained in this Agreement, in no event may any transfer of any Partnership Units by any Partner be made if such transfer would cause, or in the opinion of counsel selected by the General Partner, could cause (i) the Partnership to become, with respect to any employee benefit plan subject to Title T of ERISA or Section 4975 of the Code, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); or (ii) any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor.

Section 11.4	SUBSTITUTED LIMITED PARTNERS

(a) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in such Limited Partner’s place (including any transferee permitted by Section 11.3). The General Partner shall, however, have the right to consent to the admission of a transferee permitted under Section 11.3 of the interest of a Limited Partner as a Substituted Limited Partner pursuant to this Section 11.4, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

(b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including, without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required in the discretion of the General Partner to effect the admission, each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.4 hereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee.

(c) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5	ASSIGNEES

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, and the right of Redemption provided in Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6	GENERAL PROVISIONS

(a) No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee(s) of such Units being admitted to the Partnership as a Substituted Limited Partner or (ii) pursuant to a Redemption or exchange for REIT Shares of all of such Limited Partner’s Partnership Units under Section 8.6.

(b) Any Limited Partner who shall transfer all of such Limited Partner’s Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to a Redemption or exchange for REIT Shares of all of such Limited Partner’s Partnership Units under Section 8.6 shall cease to be a Limited Partner.

(c) Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

(d) If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or transferred or redeemed pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the pro-ration of items method. Except as otherwise required by Section 706(d) of the Code, solely for purposes of making such allocations, each of such items for the calendar quarter in which the transfer, assignment or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the Partnership Record Date and none of such items for the calendar quarter in which a redemption occurs will be allocated to the redeeming Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption, shall be made to the transferee Partner.

(e) In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of a Redemption) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the Consent of the General Partner, if such transfer or assignment could, based on the advice of legal counsel to the Partnership, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Units held by all Limited Partners or pursuant to a Termination Transaction expressly permitted under Section 11.2); (v) if based on the advice of counsel to the Partnership such transfer would cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Units held by all Limited Partners); (vi) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) except with the Consent of the General Partner, if such transfer could (A) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer, (B) cause the Partnership to become a “Publicly Traded Partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or (C) could cause the Partnership to fail one or more of the Safe Harbors; (viii) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (ix) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4(d) or such transfer could otherwise adversely affect the ability of the Company to remain qualified as a REIT; or (x) if based on the advice of legal counsel for the Partnership such transfer could adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code.

(f) The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the Safe Harbors. The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1	ADMISSION OF SUCCESSOR GENERAL PARTNER

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner’s Partnership Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11 hereof.

Section 12.2	ADMISSION OF ADDITIONAL LIMITED PARTNERS

(a) After the admission to the Partnership of the Limited Partner on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner, the documents and instruments described in Section 12.2(a) and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method unless the General Partner, in its sole and absolute discretion, elects to adopt another reasonable method permitted by law. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of an Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of

Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and, except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner,

Section 12.3	AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13

DISSOLUTION AND LIQUIDATION

Section 13.1	DISSOLUTION

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional. Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1(b) below) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(a) the expiration of its term as provided in Section 2.5 hereof;

(b) an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(c) an election to dissolve the Partnership made by the General Partner;

(d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(e) the sale of all or substantially all of the assets and properties of the Partnership for cash or marketable securities;

(f) the Incapacity of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner; or

(g) the Redemption or exchange for REIT Shares of all Partnership Units (other than those of the General Partner).

Section 13.2	WINDING UP

(a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners) (the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and assets and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock of the General Partner) shall be applied and distributed in the following order:

(i) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(ii) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(iii) Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(iv) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2(a)(iv)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

(b) Notwithstanding the provisions of Section 13.2(a) hereof, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3	COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS

In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts hi compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). Except as otherwise provided in writing signed by the Limited Partner, if any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, PROVIDED THAT when the Liquidator determines that the withheld amounts are no longer appropriate such withheld amounts shall be distributed to the Partners as soon as practicable in the manner and order of priority set forth in Section 13.2.

Section 13.4	RIGHTS OF LIMITED PARTNERS

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of such Limited Partner’s Capital Contribution and shall have no right or power to demand or receive property from the General Partner. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

Section 13.5	NOTICE OF DISSOLUTION

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.6	CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7	REASONABLE TIME FOR WINDING UP

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.8	WAIVER OF PARTITION

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1	AMENDMENTS

(a) The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

(b) Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners who hold 25 % or more of the Partnership Interests held by Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Partners or the Limited Partners, as applicable. The General Partner shall seek the written consent or approval of the Partners or Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation (if so recommended) with respect to the proposal; PROVIDED THAT, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.2	ACTION BY THE PARTNERS

(a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1 hereof.

(b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

(d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1	ADDRESSES AND NOTICE

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first-class United States mail, nationally recognized overnight delivery service or facsimile transmission to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2	TITTLES AND CAPTIONS

All article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3	PRONOUNS AND PLURALS

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4	FURTHER ACTION

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5	BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6	CREDITORS

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7	WAIVER

No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8	COUNTERPARTS

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9	APPLICABLE LAW

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10	INVALIDITY OF PROVISIONS

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11	LIMITATION TO PRESERVE REIT STATUS

To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the Company for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a “General Partner Payment”) then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

(a) an amount equal to the excess, if any, of (a) 4.9% of the General Partner’s total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

(b) an amount equal to the excess, if any, of (a) 24 % of the General Partner’s total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments); PROVIDED, HOWEVER, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Company’s ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, PROVIDED, HOWEVER, that such amounts shall not carry over for more than five years, and if not paid within such five-year period, shall expire; PROVIDED FURTHER, that (i) as General Partner Payments are made, such payments shall be applied first to carryover amounts outstanding, if any, and (ii) with respect to carryover amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

Section 15.12	ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.13	NO RIGHTS AS STOCKHOLDERS

Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as stockholders of the Company including without limitation any right to receive dividends or other distributions made to stockholders of the Company or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter.

ARTICLE 16

LTIP UNITS

Section 16.1	DESIGNATION

A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 16.2	VESTING

(a) GENERALLY. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable. LTIP Units that were fully vested when issued or that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

(b) FORFEITURE. Unless otherwise specified in the Vesting Agreement, the Plan or in any other applicable compensatory arrangement or incentive program pursuant to which LTIP Units are issued, upon the occurrence of any event specified in such Vesting Agreement, Plan, arrangement or program as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable Vesting Agreement, Plan, arrangement or program, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Vesting Agreement, Plan, arrangement or program, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.3(a)(ii)) or any agreement relating to the grant of LTIP Units, in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.3(a)(i), calculated with respect to such holder’s remaining LTIP Units, if any.

Section 16.3	ADJUSTMENTS

The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter the special allocations pursuant to Section 6.3(a)(i), differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 13.2 and Section 16.4(c) in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.3(a)(i) or related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement or Exhibit A hereto adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Plan and any other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unit Limited Partner setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

Section 16.4	DISTRIBUTIONS

(a) DISTRIBUTIONS GENERALLY. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Participation Date”); provided that the LTIP Unit Distribution Participation Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units. The record date for determining which Holders of LTIP Units are entitled to receive a distributions shall be the corresponding Partnership Record Date.

(b) OPERATING DISTRIBUTIONS. Except as otherwise provided in this Agreement, the Plan, any applicable Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate), provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. In the event any holder of LTIP Units fails to receive any distribution to which it would otherwise be entitled as a result of the foregoing, then, subject to the limitations set forth above, such holder shall be entitled to receive, prior to any distributions otherwise being made to any other Partner pursuant to Section 5.1 or otherwise, and the Partnership shall make to such holder of LTIP Units, a special distribution of Available Cash equal in amount to any distribution the holder previously failed to receive (including its proportionate share of any further distribution made to the other Partners in respect of amounts not distributed to such holder by operation of this provision), with such special distribution being made as soon as it is reasonably practicable to do so in compliance with the foregoing limitation. For the avoidance of doubt, to the extent that more than one holder of LTIP Units is entitled to receive a special distribution pursuant to the immediately preceding sentence, then each such holder shall be entitled to receive such special distributions in proportion to the relative amounts of the aggregate special distributions to which each is entitled as of such times.

(c) LIQUIDATING DISTRIBUTIONS. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in accordance with Section 13.2.

Section 16.5	ALLOCATIONS

Holders of LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Section 6.2(a) and in addition to any special allocations required by Section 6.3(a)(i) and Section 6.3(b).

Section 16.6	TRANSFERS

Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.

Section 16.7	REDEMPTION

The right to Redemption provided to under Section 8.6 shall not apply with respect to LTIP Units unless and until any such LTIP Units are converted to Partnership Common Units as provided in Section 16.9 below.

Section 16.8	LEGEND

Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

Section 16.9	CONVERSION TO PARTNERSHIP COMMON UNIT

(a) A holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Partnership Common Units; provided, however, that such holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such holder. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such holder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the holder, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 16.9.

(b) A holder of LTIP Units may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to his or her ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit E to the Partnership (with a copy to the General Partner) not less than three nor more than 10 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the holder of LTIP Units notice of a proposed or upcoming Transaction (as defined below) at least 30 days prior to the effective date of such Transaction, then the holder shall have the right to deliver a Conversion Notice until the earlier of (x) the 10th day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. Each holder of LTIP Units seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 16.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 8.6 simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 8.6 by delivering to such holder REIT Shares rather than cash, then such holder of LTIP Units can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

(c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of a holder of LTIP Units pursuant to Section 16.9(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit F to the applicable Holder of LTIP Units not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice.

(d) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such holder immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 may exercise the rights of such Limited Partner pursuant to this Section 16.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(e) For purposes of making future allocations under Section 6.3(a)(i) and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f) If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Partnership Common Units, assuming such holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford such holder the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Partnership Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of Partnership Common Units would receive if such holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the relevant terms of the Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 16.9(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holder of LTIP Units whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling any holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

Section 16.10	VOTING

Holders of LTIP Units shall have the same voting rights as Limited Partners holding Partnership Common Units, with the holders of LTIP Units voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit, and holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter.

Section 16.11	SECTION 83 SAFE HARBOR

Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest) if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as a final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARKWAY PROPERTIES, INC.

By:	\s\ David R. O’Reilly		\s\ Jeremy R. Dorsett
	Name:	David R. O’Reilly	Jeremy R. Dorsett
	Title:	Executive Vice President, Chief Financial Officer and Chief Investment Officer	Executive Vice President and General Counsel

PARKWAY PROPERTIES GENERAL PARTNERS, INC.

By:	\s\ David R. O’Reilly		\s\ Jeremy R. Dorsett
	Name:	David R. O’Reilly	Jeremy R. Dorsett
	Title:	Executive Vice President, Chief Financial Officer and Chief Investment Officer	Executive Vice President and General Counsel

PARKWAY PROPERTIES LP

EXHIBIT A

Partner	Partnership	Certificate Number (If Applicable)
Parkway Properties, Inc. (the “Company”)[1]	56,135,934 Common Limited Partnership Units[2]	N/A
Lane N. Meltzer[3]	1,318 Common Limited Partnership Units	N/A
Parkway Properties General Partners, Inc.[4]	110,858 Class A Common General Partnership Units	N/A
Parkway Properties, Inc.[5]	5,421,296 units[6] of Series D Cumulative Redeemable Preferred Partnership Interests	N/A

[1]	Capital Contribution consists of $9,900 plus those properties contributed subsequent to the Effective Date.
[2]	Adjusted from time to time to take into account redemptions and issuances of stock by the Company and the corresponding unit issuances and redemptions by the Partnership.
[3]

Capital Contribution consists of 47.5% General Partnership Interest in and to the 111 Capitol Building Limited Partnership to Parkway Jackson LLC (a limited liability company which is wholly owned by the Limited Partnership).

[4]	Capital Contribution consists of $100 plus those properties contributed subsequent to the Effective Date.
[5]

Capital Contribution consists of $133,077,604, representing the gross proceeds from the sale of shares of Series D Cumulative Redeemable Preferred Stock, including accrued dividends, before underwriting discount and other offering expenses.

[6]	Number of units includes 2,400,000 issued on July 27, 2003; 1,974,896 issued on August 9, 2010; and 1,046,400 issued on May 18, 2011.

SERIES D CUMULATIVE REDEEMABLE

PREFERRED LIMITED

PARTNERSHIP INTERESTS

The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to distribution, qualifications and terms and conditions of redemption of the Series D Cumulative Redeemable Preferred Limited Partnership Interests of the Limited Partnership:

(a) Designation and Amount.

The designation of Series D Preferred Limited Partnership Interests shall be 8.00% Series D Cumulative Redeemable Preferred Limited Partnership Interests. The number of units of Series D Preferred Limited Partnership Interests to be authorized shall be 5,421,296.

(b) Distribution Provisions.

(i) Subject to the rights of series of Preferred Limited Partnership Interests which may from time to time come into existence, holders of Series D Preferred Limited Partnership Interests shall be entitled to receive, when and as declared by the General Partner, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8.00% per annum of the Liquidation Preference (as hereinafter defined) per unit (equivalent to a fixed amount of $2.00 per unit). Such distributions shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 15th day of each of January, April, July and October or, if not a business day, the next succeeding business day (each, a “Distribution Payment Date”). The first distribution for the additional 1,046,400 units of Series D Preferred Limited Partnership Interests issued on May 18, 2011, will be due on July 15, 2011 and will be for less than a full quarter. Any distribution payable on Series D Preferred Limited Partnership Interests for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the last business day of March, June, September and December, respectively or on such date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(ii) No distributions on units of Series D Preferred Limited Partnership Interests shall be declared by the General Partner or be paid or set apart for payment by the Partnership, at any time when the terms and provisions of any agreement to which the Partnership is a party, including any agreement relating to its indebtedness, that prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(iii) Notwithstanding the foregoing, distributions on the units of Series D Preferred Limited Partnership Interests will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions

2

and whether or not such distributions are declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Limited Partnership Interests which may be in arrears.

(iv) Capital gains shall be allocated to the holders of the Series D Preferred Limited Partnership Interests in the same proportion that the total distributions paid or made available to the holders of the Series D Preferred Limited Partnership Interests for the Fiscal Year bears to the total distributions paid or made available for the Fiscal Year to holders of all classes of Partnership Interests.

(v) If any units of Series D Preferred Limited Partnership Interests are outstanding, no full distributions (other than in units of Common Partnership Interests or other capital stock ranking junior to Series D Preferred Limited Partnership Interests as to distributions and upon liquidation) shall be declared or paid or set apart for payment on any units of series of Preferred Limited Partnership Interests of the Partnership ranking, as to distributions, on a parity with or junior to the Series D Preferred Limited Partnership Interests for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on units of Series D Preferred Limited Partnership Interests for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the units of Series D Preferred Limited Partnership Interests and the units of any other series of Preferred Limited Partnership Interests ranking on a parity as to distributions with units of Series D Preferred Limited Partnership Interests, all distributions declared upon units of Series D Preferred Limited Partnership Interests and any other series of Preferred Limited Partnership Interests ranking on a parity as to distributions with Series D Preferred Limited Partnership Interests shall be declared pro rata so that the amount of distributions declared per unit on Series D Preferred Limited Partnership Interests and such other series of Preferred Limited Partnership Interests shall in all cases bear to each other the same ratio that accrued distributions per unit on Series D Preferred Limited Partnership Interests and such other series of Preferred Limited Partnership Interests bear to each other.

(vi) Unless full cumulative distributions on units of Series D Preferred Limited Partnership Interests have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in units of Common Partnership Interests or other partnership interests ranking junior to Series D Preferred Limited Partnership Interests as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Partnership Interests or any other partnership interests of the Partnership ranking junior to or on a parity with the Series D Preferred Limited Partnership Interests as to distributions or upon liquidation, nor shall any units of Common Partnership Interests or any other units of partnership interests of the Partnership ranking junior to or on a parity with the Series D Preferred Limited Partnership Interests as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such partnership interests) by the Partnership or any affiliate or any person acting on behalf of the Partnership or any of its affiliates (except by conversion into or exchange for other partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests as to distributions and amounts upon liquidation or redemptions for the purpose of preserving the Company’s status as a REIT).

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(vii) Any distribution payment made on units of the Series D Preferred Limited Partnership Interests shall first be credited against the earliest accrued but unpaid distribution due with respect to units of Series D Preferred Limited Partnership Interests which remains payable.

(viii) For the sole purpose of determining whether any distribution made on units of Series D Preferred Limited Partnership Interests is permitted under Delaware Law, amounts that would be needed, if the Partnership were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of partners whose preferential rights on dissolution are superior to those receiving the distribution shall not be added to the Partnership’s total liabilities.

(c) Liquidation Rights.

(i) Subject to the rights of any series of Preferred Limited Partnership Interests which by its terms expressly ranks senior to the Series D Preferred Limited Partnership Interests in respect of the right to receive payment of the distribution of assets upon liquidation of the Partnership, which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, then, before any distribution or payment shall be made to the holders of any units of Common Partnership Interests or any other class or series of partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership, the holders of units of the Series D Preferred Limited Partnership Interests shall be entitled to receive out of assets of the Partnership legally available for distribution to stockholders, liquidation distributions in the amount of the liquidation preference of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon (the “Liquidation Preference”). Holders of Series D Preferred Limited Partnership Interests will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of units of Series D Preferred Limited Partnership Interests will have no right or claim to any of the remaining assets of the Partnership. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the available assets of the Partnership are insufficient to pay the amount of the liquidation distributions on all outstanding units of Series D Preferred Limited Partnership Interests and the corresponding amounts payable on all units of other classes or series of partnership interests of the Partnership ranking on a parity with Series D Preferred Limited Partnership Interests in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership (“Parity Units”), then the holders of units of Series D Preferred Limited Partnership Interests and Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(ii) A consolidation or merger of the Partnership with or into any other entity or entities, or a sale, lease, conveyance or disposition of all or substantially all of the assets

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of the Partnership or the effectuation by the Partnership of a transaction or series of related transactions in which more than 50% of the voting power of the Partnership is disposed of, shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Partnership within the meaning of this Section A.3.

(d) Redemption.

(i) The Partnership, at its option, upon not less than 30 nor more than 60 days written notice, may redeem outstanding units of Series D Preferred Limited Partnership Interests, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest. Holders of units of Series D Preferred Limited Partnership Interests to be redeemed shall surrender such units of Series D Preferred Limited Partnership Interests at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If fewer than all of the outstanding units of Series D Preferred Limited Partnership Interests are to be redeemed, the number of units to be redeemed will be determined by the Partnership and such units may be redeemed pro rata from the holders of record of such units in proportion to the number of such units held by such holders (with adjustments to avoid redemption of fractional units) or by lot in a manner determined by the Partnership.

(ii) Unless full cumulative distributions on all units of Series D Preferred Limited Partnership Interests and Parity Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no units of Series D Preferred Limited Partnership Interests or Parity Units shall be redeemed unless all outstanding units of Series D Preferred Limited Partnership Interests and Parity Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent redemption in accordance with Article V of the Charter of the Company or the purchase or acquisition of units of Series D Preferred Limited Partnership Interests or Parity Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding units of Series D Preferred Limited Partnership Interests or Parity Units, as the case may be. Furthermore, unless full cumulative distributions on all outstanding units of Series D Preferred Limited Partnership Interests and Parity Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series D Preferred Limited Partnership Interests or Parity Units (except by conversion into or exchange for units of partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests and Parity Units as to distributions and upon liquidation).

(iii) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of units of Series D Preferred Limited Partnership Interests at the address shown on the books of the Partnership. Each notice shall state: (i) the redemption date; (ii) the number of units of Series D Preferred Limited Partnership Interests to be redeemed; (iii) the redemption price per unit; (iv) the place or places where certificates for units of Series D Preferred Limited Partnership Interests are to be

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surrendered for payment of the redemption price; and (v) that distributions on units of Series D Preferred Limited Partnership Interests will cease to accrue on such redemption date. If fewer than all units of Series D Preferred Limited Partnership Interests are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of units of Series D Preferred Limited Partnership Interests to be redeemed from each such holder. If notice of redemption of any units of Series D Preferred Limited Partnership Interests has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of units of Series D Preferred Limited Partnership Interests so called for redemption, then from and after the redemption date, distributions will cease to accrue on such units of Series D Preferred Limited Partnership Interests, such units of Series D Preferred Limited Partnership Interests shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price.

(iv) The holders of units of Series D Preferred Limited Partnership Interests at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such units of Series D Preferred Limited Partnership Interests on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Partnership’s default in the payment of the distribution due. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on units of Series D Preferred Limited Partnership Interests which have been called for redemption.

(v) Series D Preferred Limited Partnership Interests has no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Article V of the Charter of the Company.

(e) Voting Rights.

(i) Except as indicated in this Section A.5(a), or except as otherwise from time to time required by applicable law, the holders of units of Series D Preferred Limited Partnership Interests will have no voting rights.

(ii) So long as any units of Series D Preferred Limited Partnership Interests remain outstanding, the Partnership will not without the affirmative vote or consent of the holders of at least two-thirds of the units of the Series D Preferred Limited Partnership Interests outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of partnership interests ranking senior to the Series D Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized partnership interests of the Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (b) amend, alter or repeal the provisions of the Partnership’s Amended and Restated Agreement of Limited Partnership, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Limited Partnership Interests or the holders thereof; provided, however, with respect to the occurrence of

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any Event set forth in (b) above, so long as the Series D Preferred Limited Partnership Interests remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Partnership may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D Preferred Limited Partnership Interests and provided further that: (i) any increase in the amount of the authorized Preferred Limited Partnership Interests or the creation or issuance of any series of Preferred Limited Partnership Interests, or (ii) any increase in the amount of authorized units of such series (including the Series D Preferred Limited Partnership Interests), in each case ranking on a parity with or junior to the Series D Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(iii) Except as provided above and as required by law, the holders of Series D Preferred Limited Partnership Interests are not entitled to vote on any merger or consolidation involving the Partnership, on any unit exchange or on a sale of all or substantially all of the assets of the Partnership.

(f) Conversion.

The units of Series D Preferred Limited Partnership Interests are not convertible into or exchangeable for any other property or securities of the Partnership.

(g) Ranking.

In respect of the right to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Partnership, the Series D Preferred Limited Partnership Interests shall rank: (i) senior to the Partnership’s Common Partnership Interests and to any other class or series of partnership interests of the Partnership other than any class or series referred to in clause (ii), and (ii) junior to any class or series of partnership interests of the Partnership ranking senior to the Series D Preferred Limited Partnership Interests as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership. For avoidance of doubt, debt securities of the Partnership which are convertible into or exchangeable for units of partnership interests of the Partnership shall not constitute a class or series of partnership interests of the Partnership.

Dated the 28th day of February, 2012.

PARKWAY PROPERTIES GENERAL PARTNERS, INC.

By	/s/ Richard G. Hickson IV
Name:	Richard G. Hickson IV
Title:	Executive Vice President and Chief Financial Officer

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By:	/s/ M. Jayson Lipsey
Name:	M. Jayson Lipsey
Title:	Executive Vice President and Chief Operating Officer

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EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems Partnership Units in Parkway Properties LP in accordance with the terms of the Amended and Restated Limited Partnership Agreement of Parkway Properties LP and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, (iii) and directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner and/or the Company) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies, that the undersigned (a) has marketable, and unencumbered title to the Partnership Units, free and clear of the rights of or interests of any other person or entity; (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:

Name of Limited Partner:	(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

B-1

EXHIBIT C

SCHEDULE OF PARTNERS’ OWNERSHIP

WITH RESPECT TO TENANTS

NONE.

C-1

EXHIBIT D

SCHEDULE OF REIT SHARES ACTUALLY OR

CONSTRUCTIVELY OWNED BY LIMITED PARTNERS OTHER

THAN THOSE ACQUIRED PURSUANT TO AN EXCHANGE

NONE.

D-1

EXHIBIT E

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO PARTNERSHIP COMMON UNITS

The undersigned Holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in Parkway Properties LP (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Partnership Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

E-1

EXHIBIT F

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO PARTNERSHIP COMMON UNITS

Parkway Properties LP (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP Units held by the Holder set forth below to be converted into Partnership Common Units in accordance with the terms of Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

F-1